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                                                                    Exhibit 99.1

ANC [LOGO]
RENTAL CORPORATION
ALAMO[LOGO] NATIONAL [LOGO]

FOR IMMEDIATE RELEASE                                   For Information Contact:
                                                                    David Gilman
                                                        Corporate Communications

                                                                    212-254-8448
                                                     dgilman@gilman-partners.com


                          ANC RENTAL CORPORATION NAMES
                  LAWRENCE J. RAMAEKERS CHIEF EXECUTIVE OFFICER

         FORT LAUDERDALE, FL (APRIL 4, 2002) - ANC Rental Corporation, the owner of Alamo Rent A Car and National Car Rental, announced today that Lawrence J. Ramaekers has added the title of Chief Executive Officer to his current responsibilities as President and COO. Michael S. Egan, who assumed the CEO role in late 2000, will remain as non-executive Chairman of ANC's Board of Directors.

         Mr. Ramaekers, a veteran turnaround specialist and former president of National Car Rental, joined ANC in October. "From the moment I asked Larry to join, he became the driving force in our turnaround plan," said Egan, "He has a stellar track record of getting troubled companies back on their feet, and this move reflects our confidence in Larry to return the Alamo and National brands to leadership in car rental."

         "Our company owes its preeminent position in the travel industry to the visionary leadership of Mike Egan," said Ramaekers, "and I would like to personally thank Mike for his support and thoughtful counsel. ANC will continue to benefit from his participation on the Board of Directors."



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ANC NAMES LAWRENCE J. RAMAEKERS CEO
PAGE 2

         ANC Rental Corporation, headquartered in Fort Lauderdale, is one of the world's largest car rental companies with annual revenue of approximately $3.2 billion in 2001. ANC Rental Corporation, the parent company of Alamo and National, has more than 3,000 locations in 69 countries. Its more than 17,000 associates serve customers worldwide with an average daily fleet of approximately 271,000 automobiles.

         Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause the actual results to differ materially from management's projection, forecasts, estimates and expectations is contained in the Company's Form 10-K and other SEC filings.

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